Page 6 of 6 Pages

Transaction Schedule
From 06-17-97 To 06-30-97

          Acct                Exec.
Date      ID   Trans        Qty    Price
--------  ---- -----  ------- -------
06-20-97  bcp  by     20,000  16.0000
06-20-97  bcp  by      2,600  16.0000
06-20-97  bcp  by      7,400  15.8750
06-20-97  bgi  by     27,400  16.0000
06-20-97  bgi  by     10,000  15.8750
06-23-97  baf  by     50,000  15.9475
06-23-97  bcp  by     18,600  15.9475
06-23-97  bgi  by     17,600  15.9475
06-24-97  baf  by    103,300  15.7565
06-25-97  baf  by    224,400  15.9785
06-26-97  baf  by     50,000  15.9375
06-26-97  baf  by    508,200  15.9137
06-27-97  baf  by      5,500  16.0000
06-30-97  baf  by      8,600  16.3329